                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: NOVEMBER 1997
DISTRIBUTION DATE: 12/22/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                         Per $1,000 of Original
                                                                                                            Class A/Class B
                                                                                                           Certificate Amount
                                                                                                         ----------------------
     (i)    Principal Distribution
                Class A Amount                                                   $20,985,233.83               $26.390275
                Class B Amount                                                    $3,853,868.84               $56.892199

    (ii)    Interest Distribution
                Class A Amount                                                    $2,165,722.11                $2.723534
                Class B Amount                                                      $184,491.79                $2.723534

  (iii)    Monthly Servicing Fee                                                    $401,745.97                $0.465561
                 Monthly Supplemental Servicing Fee                                       $0.00                $0.000000
                Class A Percentage of the Servicing Fee                             $370,208.91                $0.465561
                Class A Percentage of the Supplemental Servicing Fee                      $0.00                $0.000000
                Class B Percentage of the Servicing Fee                              $31,537.06                $0.465561
                Class B Percentage of the Supplemental Servicing Fee                      $0.00

    (iv)    Class A Principal Balance (end of Collection Period)                $423,265,456.08
            Class A Pool Factor (end of Collection Period)                             53.228341%
            Class B Principal Balance (end of Collection Period)                 $36,056,796.86
            Class B Pool Factor (end of Collection Period)                             53.228341%

     (v)    Pool Balance (end of Collection Period)                             $459,322,252.94

    (vi)    Class A Interest Carryover Shortfall                                          $0.00
            Class A Principal Carryover Shortfall                                         $0.00
            Class B Interest Carryover Shortfall                                          $0.00
            Class B Principal Carryover Shortfall                                   ($945,446.61)

   (vii)    Amount Otherwise Distributable to the Seller that is Distributed               $0.00               $0.000000
             to Either the Class A or Class B Certificateholders

  (viii)    Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                    $24,616,863.40
                Class B Amount                                                             $0.00

    (ix)    Aggregate Purchase Amount of Receivables repurchased
            by the Seller or the Servicer                                                  $0.00